EXHIBIT 21.1

LIST OF SUBSIDIARIES OF REGISTRANT

Subsidiaries of DeCrane Aircraft Holdings, Inc.

AEROSPACE DISPLAY SYSTEMS, LLC, a Delaware limited liability company.

AUDIO INTERNATIONAL, INC., an Arkansas corporation.

AVTECH CORPORATION, a Washington corporation.

CARL F. BOOTH & CO., LLC, a Delaware limited liability company.

COLTECH, INC., a Texas corporation.

CUSTOM WOODWORK & PLASTICS, LLC, a Delaware limited liability company.

DAH–IP HOLDINGS, INC., a Delaware corporation.

DAH–IP INFINITY, INC., a Delaware corporation.

DECRANE AIRCRAFT FURNITURE CO., LP, a Texas limited partnership.

DECRANE AIRCRAFT SEATING COMPANY, INC., a Wisconsin corporation.

DECRANE CABIN INTERIORS, LLC, a Delaware limited liability company.

DETTMERS INDUSTRIES, LLC, a Delaware limited liability company.

HOLLINGSEAD INTERNATIONAL, INC., a California corporation.

PATS, INC., a Maryland corporation.

PCI NEWCO, INC., a Delaware corporation.

PPI HOLDINGS, INC., a Kansas corporation.

PRECISION PATTERN, INC., a Kansas corporation.

THE INFINITY PARTNERS, LTD., a Texas limited partnership.

TRI–STAR ELECTRONICS EUROPE S.A., a Swiss company.

TRI–STAR ELECTRONICS INTERNATIONAL, INC., a California corporation.

TRI–STAR TECHNOLOGIES, a California general partnership.